CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 4 to the Registration Statement on Form S-1/A of our report dated September 17, 2014, relating to the financial statements of Cleaner Yoga Mat, Inc.,  as of June 30, 2014 and for the period from May 9, 2014 (inception) through June 30, 2014 and to all references to our firm included in this Registration Statement.

Certified Public Accountants
Denver, Colorado
January 29, 2015